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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' REPORT




We consent to the incorporation by reference in Registration Statements Nos. 33-18430, 33-18692, 33-18693 and 33-28019 of Golden Books Family Entertainment, Inc. (formerly Western Publishing Group, Inc.) on Forms S-8 of our reports dated April 2, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K-A of Golden Books Family Entertainment, Inc. for the year ended February 3, 1996.






DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
June 21, 1996



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